BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE

FOR IMMEDIATE RELEASE
April 5, 2011

BLUE DOLPHIN REPORTS FOURTH QUARTER AND FISCAL YEAR
2010 FINANCIAL RESULTS

Houston, April 5 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) (“Blue Dolphin”), an independent oil and gas company with operations in the U.S. Gulf of Mexico and the North Sumatra Basin in offshore Indonesia, today announced financial results for the three and twelve month periods ended December 31, 2010.

For the three months ended December 31, 2010 (the “current quarter”), Blue Dolphin reported a net loss of $58,122 on revenue of $1,069,562 compared to a net loss of $2,065,248 on revenue of $379,014 for the three months ended December 31, 2009 (the “previous quarter”).  Excluding a $1.5 million allowance for a doubtful loan receivable in the previous period, the decrease in net loss in the current period was primarily the result of improved pipeline throughput, increased oil and gas sales and decreased general and administrative expenses, which were offset by increased lease operating expense.

	(In thousands, except per share amounts)
	Three Months Ended
	December 31,		Net Change
	2010	2009	2010 vs 2009

Revenue	$1,070	$379	$691
Net loss	$(58)	$(2,065)	$2,007
Net loss per common share
Basic	$(0.03)	$(1.22)	$1.19
Diluted	$(0.03)	$(1.22)	$1.19

For the twelve months ended December 30, 2010 (the “current period”), Blue Dolphin announced a net loss of $1,022,895 on revenue of $2,741,571 compared to a net loss of $4,136,892 on revenue of $1,992,948 for the twelve months ended December 31, 2009 (the “previous period”).  Excluding a $1.5 million allowance for a doubtful loan receivable in the previous period, the decrease in net loss in the current period was primarily due to increased revenue from oil and gas sales and decreased general and administrative expenses, which were offset by increased lease operating expense.

	(In thousands, except per share amounts)
	Twelve Months Ended
	December 31,		Net Change
	2010	2009	2010 vs 2009

Revenue	$2,742	$1,993	$749
Net loss	$(1,023)	$(4,137)	$3,114
Net loss per common share
Basic	$(0.55)	$(2.46)	$1.91
Diluted	$(0.55)	$(2.46)	$1.91

There are currently 2,078,514 shares of common stock, par value $0.01 per share, issued and outstanding.

Blue Dolphin Energy Company is engaged in the gathering and transportation, and well as the exploration and production, of oil and natural gas.  For further information visit the Company’s website at http://www.blue-dolphin.com.

Contact:
T. Scott Howard
Treasurer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to our ability to continue as a going concern; collectability of a $2.0 million loan receivable; our ability to regain compliance for continued listing on NASDAQ; our ability to complete a combination with one or more target businesses; our ability to improve pipeline utilization levels; our ability to secure additional working capital to fund operations; performance of third party operators for properties where we have an interest; production from oil and gas properties that we have interests in; volatility of oil and gas prices; uncertainties in the estimation of proved reserves, in the projection of future rates of production, the timing of development expenditures and the amount and timing of property abandonment; costly changes in environmental and other government regulations for which Blue Dolphin is subject; and adverse changes in the global financial markets.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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